SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report: (Date of earliest event reported) December 31, 1997



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                                1-3247            16-0393470
(State or other jurisdiction            (Commission       (I.R.S.Employer
of incorporation)                       File Number)      Identification No.)



One Riverfront Plaza, Corning, New York                          14831
(Address of principal executive offices)                       (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events

Attached for filing as an exhibit hereto is the item listed in "Item 7 -- Financial Statements, Pro Forma Financial Information and Exhibits" below. Such item is being filed in connection with the offering by Corning Incorporated of $500,000,000 aggregate principal amount of its Medium-Term Notes due from 9 months to 30 years from Date of Issue.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibits:

The Registrant's press release of January 28, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        CORNING INCORPORATED
                                        Registrant



Date:  January 28, 1998                 By   /s/   KATHERINE A. ASBECK
                                                   Katherine A. Asbeck
                                                   Vice President and
                                                      Controller

IMMEDIATE RELEASE                                         Robert W. DeMallie
     January 28, 1998                                     (607) 974-8778


                     CORNING REPORTS EARNINGS UP 18 PERCENT
                  IN FOURTH QUARTER AND 28 PERCENT FOR THE YEAR



     CORNING, N.Y., Jan. 28 - Corning Incorporated (NYSE:GLW) said today that net income for its fourth quarter ending December 31, 1997 totaled $108.5 million, an increase of 19 percent over 1996 net income from the same operations of $91.3 million.  Basic earnings per share for the fourth quarter totaled $0.47, an increase of 18 percent over 1996.

     Corning reported net income of $439.8 million for the full year 1997, an increase of 28 percent over 1996 net income from the same operations of

$342.9 million.  Basic earnings per share for 1997 totaled $1.92, an increase of 28 percent over 1996.

     Fourth quarter sales were $1.1 billion, an increase of 9 percent over

1996, while 1997 full-year sales were $4.1 billion, an increase of 12 percent over 1996.

     Commenting on the company's performance, Corning's Chairman and Chief

Executive Officer Roger G. Ackerman said, "Our focus on growth markets and high-demand technologies produced one of the strongest years in Corning's history.  At the same time, we made significant capital investments in our communications businesses, increased our research and development spending,

and expanded our laboratories around the world.

     "Our fourth-quarter performance was also very strong, although at a lower growth rate than the year as a whole.  The principal differences were in consumer products, where profits were below last year as a result of soft sales at mass merchants, and at equity companies, where a 35 percent decline in earnings largely reflected the impact of turmoil in Asian markets on a number of our international equity companies.


                                 -more-

     "The problems in Asia also had an impact on consolidated operations in the fourth quarter," Ackerman added, "though the impact was still relatively minor.  However, we are anticipating that the influence of Asia will become more pronounced in the first quarter.  A major portion of the 15 percent growth we planned for 1998 as a whole will be eroded by lower exchange rates,

volume, and prices in a number of businesses.  Optical fiber and cable, in particular, will be impacted.

     "While it is difficult to be precise in a situation as fluid as Asia, we currently anticipate that earnings in the first quarter will be down in the range of 30 percent from 1997's very strong first quarter.  This reflects not only the current Asian crisis, but the unusually high international shipments of optical fiber in the first quarter of last year, and a current shutdown in our U.S. television-glass plant for the repair and expansion of a glass-

melting furnace.

     "Despite the challenges of the first quarter, we anticipate that we will rebound in the later quarters and finish the year on a positive note,"

Ackerman said.

     "We are also optimistic that we will complete the divestiture of our consumer housewares business in the first half of 1998.  Doing so will enable

Corning to complete its transition to a sharply focused high-technology growth company."

     On December 31, 1997, Corning adopted Financial Accounting Standard No.

128, "Earnings per Share," which requires the presentation of both basic and diluted earnings-per-share amounts.  Corning's diluted earnings per share totaled $0.46 for the fourth quarter and $1.85 for the full year, an increase of 15 percent and 25 percent respectively over the same operations in 1996.

In future releases, Corning will use diluted earnings per share as its principle measure.

                                     -more-

     On December 31, 1996, Corning distributed all of the shares of Quest

Diagnostics Incorporated (NYSE:DGX) and Covance Inc. (NYSE:CVD) to its

shareholders on a pro-rata basis.  Corning's results for 1996 report Quest

Diagnostics and Covance as discontinued operations.  In connection with the spin-off, Corning recognized a fourth-quarter loss from discontinued

operations of $4.7 million, or $0.02 per share.  The loss from discontinued

operations totaled $167.3 million, or $0.74 per share for the year ended

1996.

     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest growing segments of the world's economy.

Corning manufactures optical fiber, cable and components, high-performance glass and components for televisions, and other electronic displays for communications and communications-related industries; advanced materials for scientific and environmental markets; and consumer products.



FORWARD-LOOKING AND CAUTIONARY STATEMENTS



     Except for historical information and discussions contained herein,

statements included in this release may constitute "forward-looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filing with the Securities and Exchange Commission.



                                      -30-

Investor Relations Contact: Richard B. Klein (607) 974-8313
                            Katherine M. Dietz (607) 974-8217

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share amounts)

                               Year Ended Dec. 31,    3 Months Ended Dec. 31,
                               -------------------    -----------------------
                                  1997      1996       1997      1996
                                 -----      -----      -----     -----
                                                        (unaudited)
REVENUES
 Net sales                      $4,089.7   $3,651.6  $1,075.4   $ 990.1
 Royalty, interest,
    and dividend income            39.4       32.9       9.6        8.9
                                -------    -------   --------   -------
                                4,129.1    3,684.5   1,085.0      999.0

DEDUCTIONS
 Cost of sales                  2,406.2    2,258.9     641.2      622.0
 Selling, general and
    administrative expenses       671.4      639.8     171.9      169.7
 Research and development
    expenses                      250.7      191.3      75.3       53.8
 Interest expense                  85.0       69.1      17.8       15.3
 Other, net                        37.6       38.1       9.1       18.4
                                -------    -------    ------      -----
Income from continuing
   operations before
   taxes on income                678.2      487.3     169.7      119.8
Taxes on income from
   continuing operations          227.2      163.2      54.8       40.1
                                 ------      -----     -----      -----
Income from continuing
   operations before
   minority interest and
   equity earnings                451.0      324.1     114.9       79.7
Minority interest in earnings
   of subsidiaries                (76.7)     (52.6)    (20.2)     (11.6)
Dividends on convertible
   preferred securities
   of subsidiary                  (13.7)     (13.7)     (3.4)      (3.4)
Equity in earnings of
   associated companies            79.2       85.1      17.2       26.6
                                 ------     ------     ------     ------
Income from continuing
   operations                     439.8      342.9     108.5       91.3
Loss from discontinued
   operations,
   net of income taxes                      (167.3)                (4.7)
                                 -------    -------    -------     ------

NET INCOME                      $ 439.8    $ 175.6   $ 108.5    $  86.6
                               ========    =======   =======    ========

BASIC EARNINGS PER SHARE
 Continuing operations          $  1.92    $   1.50  $   0.47   $  0.40
 Discontinued operations                      (0.74)              (0.02)
                                -------   ----------  -------   --------
NET INCOME                      $  1.92    $   0.76  $   0.47   $  0.38
                                =======    ========  ========   ========

DILUTED EARNINGS PER SHARE
 Continuing operations          $  1.85    $   1.48  $   0.46   $  0.40
 Discontinued operations                      (0.70)              (0.03)
                                 ------    --------  --------   --------
NET INCOME                      $  1.85    $   0.78  $   0.46   $  0.37
                                =======    ========  ========   ========

DIVIDENDS DECLARED              $  0.72    $   0.72  $   0.18   $  0.18
                                =======   =========  ========   =======

SHARES USED IN COMPUTING EARNINGS PER SHARE
 Basic earnings per share         228.1      227.1     229.1      225.9
 Diluted earnings per share       245.4      239.5     245.5      239.4


The accompanying notes are an integral part of these statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
                             December 31, 1997  December 31, 1996
                             -----------------  ------------------

        ASSETS

CURRENT ASSETS
  Cash and short-term investments   $ 101.3        $ 223.2
  Receivables, net                    628.0          566.3
  Inventories                         564.7          498.5
  Deferred taxes on income and
     other current assets             130.2          130.7
                                    -------        -------
      Total current assets          1,424.2        1,418.7

INVESTMENTS                           310.0          337.2

PLANT AND EQUIPMENT,  NET           2,427.6        1,977.7

GOODWILL AND OTHER INTANGIBLE
   ASSETS, NET                        363.3          330.4

OTHER ASSETS                          286.3          257.3
                                    -------        --------

                                    $4,811.4       $4,321.3
                                    ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loans payable                     $ 215.0        $  53.9
  Accounts payable                    316.7          268.9
  Other accrued liabilities           485.6          484.7
                                    -------        -------
  Total current liabilities         1,017.3          807.5

OTHER LIABILITIES                     678.1          646.2
LOANS PAYABLE BEYOND ONE YEAR       1,134.1        1,208.5
MINORITY INTEREST IN
  SUBSIDIARY COMPANIES                350.3          310.7
CONVERTIBLE PREFERRED SECURITIES
  OF SUBSIDIARY                       365.3          365.1
CONVERTIBLE PREFERRED STOCK            19.8           22.2
COMMON STOCKHOLDERS' EQUITY         1,246.5          961.1
                                    -------        -------
                                    $4,811.4       $4,321.3
                                   =========       ========

The accompanying notes are an integral part of these statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
QUARTER 4, 1997


(1) On December 31, 1997, Corning adopted Financial Accounting Standard No. 128, "Earnings per Share."

     Basic earnings per share is computed by dividing net income less dividends on Series B convertible preferred stock by the weighted average number of common shares outstanding during each period. The weighted average shares outstanding were 229.1 million and 228.1 million for the fourth quarter and year ended December 31, 1997 and 225.9 million and 227.1 million, respectively, for the same periods in 1996. Series B preferred dividends amounted to $0.4 million and $1.6 million for the fourth quarter and year ended December 31, 1997 and $0.4 million and $1.9 million, respectively, for the same periods in 1996.

     Diluted earnings per share is computed by dividing net income plus dividends on convertible preferred stock by the weighted average number of common shares outstanding during the period after giving effect to dilutive stock options and adjusted for dilutive common shares assumed to be issued on conversion of Corning's convertible securities. The shares used in computing earnings per share assuming dilution for the fourth quarter and year ended December 31, 1997 were 245.5 million and
     245.4 million, respectively, and 239.4 million and 239.5 million, respectively, for the same periods in 1996.

(2) Depreciation and amortization charged to continuing operations during the years ended December 31, 1997 and 1996 totaled $321.6 million and $288.1 million, respectively.

(3) Corning's effective tax rate for continuing operations was 32.3% and 33.5%, respectively, for the fourth quarter and year ended December 31, 1997 and 33.5% for the same periods in 1996.

(4) On May 5, 1997, Corning announced that it is exploring the divestiture of its worldwide consumer housewares business. On December 10, 1997, Corning announced that a planned recapitalization and sale of a controlling interest in the consumer business had been terminated. Corning continues to explore the divestiture of this business. The results of the consumer housewares business are included in continuing operations.

(5) On December 31, 1996, Corning distributed all of the shares of Quest Diagnostics Incorporated and Covance Inc. to its shareholders on a pro rata basis. Corning's results for 1996 report Quest Diagnostics and Covance as discontinued operations. The loss from discontinued operations in the third quarter of 1996 primarily related to a charge taken by Quest Diagnostics to increase reserves related to certain government investigations of billing practices of certain clinical laboratories acquired by Quest Diagnostics in 1993 and 1994.



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